DISTRIBUTOR AGREEMENT BETWEEN COMPAQ LATIN AMERICA CORPORATION AND
PINACOR

         This Distributor Agreement ("Agreement") is made and entered into this 14th day of September, 1999 ("Effective Date"), by and between Compaq Latin America Corporation ("Compaq"), a Delaware, U.S.A. corporation, with offices at 20555 SH 249, Houston, Texas 77070 and Pinacor ("Distributor"), a Delaware corporation, with offices at 3001 South Priest Dr., Tempe, AZ.

ARTICLE I -- DEFINITIONS

         Section 1.01. Definitions. The following definitions shall apply to the terms used in this Agreement unless otherwise indicated:

         (a) "Agreement" means this Distribution Agreement as amended or supplemented from time to time.

         (b) "Authorized Reseller" means a reseller who has entered into an agreement to purchase products from Distributor for the purpose of resale and who has been registered with Compaq by Distributor. The term "Authorized Reseller" as used in this Agreement specifically excludes Authorized Compaq Dealers.

         (c) "Compaq Products" means the products described in Exhibit A, as updated and revised by Compaq from time to time.

         (e) "Territory" means the territory listed in Exhibit "B".

ARTICLE 2 -- APPOINTMENT OF DISTRIBUTOR

         Section 2.01. Appointment of Distributor. Compaq hereby appoints Distributor as an Authorized Distributor for Compaq Products in the Territory. Distributor agrees to purchase Compaq Products from Compaq for the sole purpose of distributing them in accordance with the terms and conditions of this Agreement. Distributor shall not ship Compaq Products, either directly or indirectly, to any location outside of the Territory without the prior written consent of Compaq.

         Section 2.02. Non-exclusive Appointment. Distributor's appointment hereunder is NONEXCLUSIVE. Compaq reserves the right during the term of this Agreement and thereafter to solicit, market, or otherwise sell directly or indirectly Compaq Products or other products in the Territory without obligation or liability to Distributor.

         Section 2.03. Authorized Resellers. (a) Distributor shall sell Compaq Products only in the Territory and shall register with Compaq the name, address, and telephone number of each Authorized Reseller.

         (b) Compaq may withdraw the registration of an Authorized Reseller upon thirty (30) days written notice to Distributor at which time Distributor shall
(i) immediately stop reselling Compaq Products to the reseller, (ii) demand the immediate return of all Compaq Confidential information and Compaq-supplied sales aids and materials, and (iii) confirm with Compaq its receipt of such materials from the reseller.

         Section 2.04. Automatic Termination. This Agreement shall terminate automatically without prior notice in the event that:

         (a) Distributor represents that its appointment is exclusive either by registering with a government agency in the Territory or elsewhere or by any other action that would in any way imply or appear to be a representation of an exclusive arrangement or that would result in an official governmental or legal designation of an exclusive arrangement between the Parties, in which case such registration or representation shall be null and void; or

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         (b) This  Agreement  is deemed by  operation  of law to be an exclusive agreement in the Territory or country in which the Distributor is located or is doing business.

         Section 2.05. Independent Contractor. Distributor is an independent contractor and is not a legal representative or agent of Compaq for any purpose whatsoever.

ARTICLE 3 - TERM

         Section 3.01. Term. (a) The term of this Agreement shall be twelve (12) months commencing on the Effective Date.

         (b) This Agreement will be automatically renewed at the conclusion of the initial twelve (12) month period for successive twelve (12) month periods unless one of the Parties indicates by written notice to the other Party not less than thirty (30) days prior to the end of such twelve (12) month period that it does not intend to renew. Notwithstanding any of the foregoing, this Agreement may be terminated by either Party at any time pursuant to Article 15 of this Agreement.

ARTICLE 4 -- DUTIES OF THE PARTIES

         Section 4.0 1. Duties of Compaq. Compaq shall perform the following duties:

         (a) Provide Distributor technical assistance and information concerning Compaq Products

         (b) Train three (3) of Distributor's employees to perform sales and marketing services for Compaq Products;

         (c) Provide Distributor with an initial quantity, as determined by Compaq, of sales aids, data sheets, brochures, instruction sheets and other materials to assist Distributor in the promotion and sale of Compaq Products and as part of Compaq's and sales training. Compaq will make available to Distributor additional copies of such materials and additional sales training at a reasonable cost.

         Section 4.02. Duties of Distributor. Distributor shall perform the following material duties at all times during the term of this Agreement:

         (a) Exert its best efforts to market, advertise, promote, sell, and support Compaq Products;

         (b) Purchase Compaq Products from only Compaq, unless Compaq grants in writing permission to purchase Compaq Products from an other source;

         (c) Exert its best efforts to recruit resellers from its reseller network consistent with the objectives and requirements of Compaq;

         (d) Obey all applicable laws, comply with all applicable rules and regulations, and conduct business in an ethical manner;

          (e) Comply with all applicable Distributor authorization requirements, which may be amended from time to time by Compaq at its sole discretion;

         (f) Refuse to sell or otherwise make available Compaq Products to any unauthorized third party for the purpose of reselling the product to others, unless Compaq grants in writing permission to make such sales;

         (g)   Incorporate   into  Compaq   Products   only  parts  and  options
manufactured or sold by Compaq and inform Authorized Resellers that parts and options not manufactured or sold by Compaq are not warranted by Compaq; and

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         (h) Report promptly to Compaq any suspected problems relating to Compaq
Products and keep Compaq informed of any customer complaints.

ARTICLE 5 -- ORDERING COMPAQ PRODUCTS

         Section 5.01. Ordering Procedures. Distributor shall order Compaq Products pursuant to procedures established and amended by Compaq from time to time at its sole discretion, which procedures are herein incorporated by reference.

         Section 5.02. Orders Subject to Acceptance. All orders shall be subject to acceptance by Compaq and shall be governed solely by the terms and conditions of this Agreement. No additional or different provisions contained in Distributor's purchase orders or other business forms or correspondence shall be of any force whatsoever.

         Section 5.03. Product Availability, Delay, and Partial Shipments. Distributor acknowledges that product availability may be subject to production, shipping, or other delays. In such event, Distributor agrees that Compaq may, at its sole discretion, allocate distribution of Compaq Products among Compaq's customers, notwithstanding the effect such allocation may have on Distributor's outstanding orders. Compaq may make the shipments of Compaq Products ordered by Distributor in one or more installments.

         Section 5.04. Product Discontinuance. COMPAQ reserves the unilateral right, without any prior notice, to cease making available any COMPAQ Product to Distributor.

         Section 5.05. Scheduling Compaq Products. Prior to the commencement of this Agreement and, thereafter, on or before each anniversary of the Effective Date, Distributor will submit a written forecast to COMPAQ of the COMPAQ Products required for each of the next twelve (12) months. COMPAQ reserves the right to supply all or a portion of Distributor's forecast, consistent with availability, production schedules, product demand and other factors as determined by COMPAQ in its sole discretion. COMPAQ shall have no liability or obligation to Distributor for partial or late delivery or for failure to deliver.

         Section 5.06. Sales Out and Inventory Information. Distributor agrees to provide COMPAQ with a monthly summary by model number, customer name, and unit serial number of the COMPAQ Products sold at each Authorized Location as well as Distributor's current inventory position. This information shall be submitted to COMPAQ in accordance with the procedures specified from time to time by COMPAQ, including but not limited to, by providing Compaq with access to Distributor's facilities and files for the purposes of verifying such information.

         Section 5.07. Licenses. (a) Compaq shall be responsible for obtaining export licenses and other export approvals for shipping Compaq Products from the United States to the Territory.

          (b) Distributor shall be responsible for obtaining import licenses and other legally required import approvals to import products into the Territory, unless Compaq, at its sole discretion, elects to assume such responsibilities from time to time.

          (c) The Parties agree to cooperate to ensure that all necessary documents and information are expeditiously supplied to the party responsible for obtaining such licenses and approvals.

          (d) The shipment of Compaq Products under any Order shall be dependent upon the grant of legally required licenses and approvals. Failure or inability to ship due to the inability to acquire the necessary licenses and approvals shall not constitute a breach of this Agreement or subject the Parties to liability as a result thereof.

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ARTICLE 6 -- PRICES AND PAYMENT

          Section 6.01. Price. Distributor shall pay Compaq for Compaq Products at the applicable prices specified in the Compaq Distributor Price List ("Price List" or "Applicable Price List") in effect on the date an Order is received or shipped by Compaq, whichever is less.

          Section 6.02. Price List. (a) The Price List in force as of the Effective Date of this Agreement is that contained in Exhibit A.

          (b) Compaq shall have the right to amend the Price List at any time. The Price List will be published and become effective either on the date of publication or on a later date specified by Compaq and will remain in effect until a new Price List is published and becomes effective.

          (c) The prices contained in the Price List are F.O.B. the shipping location designated by Compaq and are exclusive of all transportation costs, export taxes, personal property taxes, value added taxes, customs duties or any other charges associated with the transportation, exportation, importation, or sale of Compaq Products. All such costs for each Compaq Product shall be paid by Distributor pursuant to the then current billing practices of Compaq.

          (d) The suggested resale prices for Compaq Products contained in any price list are suggestions only. Distributor is under no obligation whatsoever to accept any such suggested prices. Compaq expressly disclaims any intention to have Distributor adhere to the suggested resale prices.

          Section 6.03. Payment and Means of Payment. (a) Payment in full for each Compaq Product shall be made in US Dollars and is due and payable within the time period established by Compaq, at Compaq's sole discretion ("Due Date").

          (b) Distributor shall, prior to the Effective Date of this Agreement, arrange credit terms acceptable to Compaq in order to secure payment for Compaq Products. Distributor shall bear all expenses associated with the origination and maintenance of any credit arrangement.

          Section 6.04. Failure To Make Payments; Interest. If payment is not received by Compaq by the Due Date, Distributor shall pay an additional financing charge of the conventional rate plus a spread of 0.5 % for each month or portion thereof during which payment remains outstanding.

          Section 6.05. Right To Stop Shipments. If COMPAQ has given Distributor notice of termination of this Agreement or if Distributor is delinquent on any payment for COMPAQ Products, COMPAQ shall have the right to stop all shipments to Distributor. The order for any such stopped shipment shall be considered to have been cancelled by Distributor.

         Section 6.06. Right to Setoff. Compaq shall have the right to setoff off or apply any and all amounts owed by Distributor, its subsidiaries and affiliates, against any and all amounts owed or which may subsequently be owing by Compaq to Distributor, its affiliates, subsidiaries, or their successor in interest.

         Section 6.07. Litigation To Collect Sums Owed. In the event that it becomes necessary for Compaq to institute litigation or other proceedings to collect sums owed by Distributor, Distributor shall be responsible for reasonable attorneys' fees, fees, and other costs incurred by Compaq in connection with such action, and agrees to indemnity Compaq against any expenses or attorneys' fees pertaining thereto.

         Section 6.08. Price Protection. When the adoption of a new Applicable Price List results in the reduction of the price of any COMPAQ Product, COMPAQ may provide Distributor price protection for such products pursuant to written policies or procedures established by COMPAQ from time to time at its sole discretion.

ARTICLE 7 -- CANCELLATION CHARGES


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         Section  7.01.  Cancellation  Charges.  Compaq  shall have the right to impose a cancellation charge for any order that is canceled or deferred by Distributor at a rate, not to exceed five (5) percent of such order, to be established by Compaq at its sole discretion. Compaq may waive any cancellation charge. A waiver by Compaq of a cancellation charge in one or more instances shall not constitute a waiver by Compaq of its right to impose a cancellation charge in a subsequent instance.

ARTICLE 8 -- TITLE AND RISK OF LOSS OR DAMAGE

         Section 8.01. Title. Title and risk of loss or damage to each Compaq Product shall pass to Distributor upon delivery to Distributor or to Distributor's designated agent or customs broker, whichever occurs first. Compaq will use a customs broker of its choice as Distributor's designated agent in the absence of written instructions to the contrary from the Distributor.
Distributor may amend its delivery instructions upon thirty (30) days written notice to Compaq.

ARTICLE 9 --SECURITY INTEREST

         Section 9.01. Security Interest. Compaq reserves a purchase money security interest in the Compaq Products shipped to Distributor under this Agreement, in the proceeds thereof, in the amount of the Compaq Products' purchase prices, and in the accounts receivable for such Compaq Products. Distributor expressly grants Compaq the right to file in Distributor's name any document required to perfect such purchase money security interest. Distributor agrees to sign any documents required to permit Compaq to perfect any such purchase money security interest.

ARTICLE 10 - SERVICE AUTHORIZATION / SPARE PARTS

         Section 10.0 1. Service and Spare Parts Authorization. The parties agree that this Agreement does not grant Distributor authorization to perform service on COMPAQ Products or to purchase or sell spare parts for COMPAQ Products. The aforementioned authorization, if any, shall be governed by a separate authorized warranty service provider agreement to be a reed to by the parties.

ARTICLE 11 -- LIMITED WARRANTY

         Section 11.01. Limited Warranty, The applicable Compaq limited warranty statement is included with each Compaq Product shipped to Distributor. Distributor shall not make any other warranty, whether written or oral, with respect to Compaq Products.

         Section 11.02. Third Party Warranty. Compaq may offer Compaq Products to distributor for which the warranty may be provided by both Compaq and a third party. In such instances, Distributor will be notified as to how to respond to a request for warranty services.

         Section 11.03. Warranty Service, Distributor agrees to send defective products that are discovered by Distributor prior to sale to a COMPAQ authorized service provider for service,

         Section 11.4. Limitations of Warranty. EXCEPT FOR THE WARRANTY SET FORTH IN THE COMPAQ LIMITED WARRANTY STATEMENT, COMPAQ MAKES NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE PERFORMANCE OF COMPAQ PRODUCTS. ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH ELSEWHERE IN THIS AGREEMENT, THE LIABILITY OF COMPAQ FOR DAMAGES CAUSED BY DEFECTIVE COMPAQ PRODUCTS IS LIMITED TO THE TERMS OF THE LIMITED WARRANTY STATEMENT. COMPAQ SHALL HAVE THE RIGHT TO CHANGE ITS LIMITED WARRANTY AT ANY TIME WITHOUT FURTHER NOTICE OR OBLIGATION TO DISTRIBUTOR OR ANY OTHER PERSON BY REASON OF SUCH CHANGE.

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ARTICLE 12 -- TRADEMARKS AND RELATED MATTERS

         Section 12.0 1. Use of Trademarks and Trade Names. No rights are granted to Distributor to use trademarks and trade names of Compaq, its parent or related companies ("Trademarks") or trademarks or trade names of third parties used in connection with the Compaq Products, except to identify Compaq Products purchased from Compaq pursuant to this Agreement and to do so only in the Territory. Distributor shall provide to Compaq, for prior review and written approval, all promotional, advertising and other materials and activity using or displaying Trademarks or referring to Distributor as an "Authorized Compaq Distributor," unless such materials and activity are within the guidelines set forth by Compaq. Distributor agrees to change or correct, at Distributor's expense, any such material or activity which Compaq, in its sole judgment, determines to be inaccurate, objectionable, misleading or a misuse of such trademarks or trade names.

         Section 12.02. Goodwill. Distributor recognizes Compaq's, its parent's or related companies' ownership of and title to the Trademarks and the goodwill attaching thereto, and agrees that any goodwill which accrues because of Distributor's use of the Trademarks shall vest in and become the property of Compaq. Distributor agrees not to contest or take any action to contest the Trademarks or to use, employ or attempt to register any trademark which is confusingly or deceptively similar to the Trademarks.

         Section 12.03. Use of Similar Trademarks. Distributor shall promptly notify Compaq if any person other than an Authorized Compaq Distributor is using a trademark similar to the Trademarks and, at the expense of Compaq, shall, if requested, join in any action Compaq may deem advisable to protect its Trademarks.

ARTICLE 13 - PATENTS AND COPYRIGHTS

         Section 13.01. Defense Against Suits. Compaq will defend Distributor against a claim that Compaq Products infringe any patent or copyright and will pay resulting costs, damages and attorneys' fees finally awarded by a court, provided that (i) Distributor promptly notifies Compaq in writing of the claim; and (ii) Compaq has sole control of the defense and all related settlement negotiations.

         Section 13.02. Replacement or Modification of Products To Make them Non-Infringing. If the Compaq Products or the operation thereof become, or in opinion of Compaq are likely to become, the subject of such a claim, Distributor will permit Compaq, at the sole option and expense of Compaq, either to procure the right for the Distributor to continue marketing and using the Compaq Products or to replace or modify them so that they become non-infringing. If neither of the foregoing alternatives is available on terms which are reasonable, in the sole judgment of Compaq, Distributor will return the Compaq Products upon written request by Compaq and Compaq agrees to grant Distributor a credit equal to the price paid by Distributor to Compaq for the returned Compaq Products.

         Section 13.03. Non-Compaq Products. Compaq, its parent or related companies, shall have no liability for any claim based upon the combination, operation or use of any Compaq Product supplied hereunder with equipment, data or programming not supplied by Compaq, or based upon any alteration or modification of the Compaq Products.

         Section 13.04. Entire Obligation of Compaq. The foregoing states the entire obligation of Compaq, its parent or related companies, to Distributor with respect to infringement of patents and copyrights.

ARTICLE 14 -- CONFIDENTIAL INFOR ATION

         Section 14.01. Confidential Information. Confidential information shall mean all information designated "Compaq Confidential" and disclosed to Distributor which relates to the present or future development and business activities of Compaq, including, but not limited to, all sales, promotional, advertising, and support programs. Distributor shall hold such confidential information in trust and confidence for Compaq and shall not use it except in furtherance of the relationship set forth in this Agreement, nor publish, disclose or disseminate it, except as may be authorized by Compaq in writing Upon expiration or termination of this

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Agreement,   Distributor  shall  promptly  deliver  to  Compaq  all  written  or descriptive matter containing any such confidential information.

ARTICLE 15 -- TERMINATION

         Section 15.01. Right To Terminate for Any Reason. Either Party shall have the right to terminate this Agreement at any time, for any reason or no reason whatsoever, at such Party's sole discretion, said termination to be effective thirty (30) days from the date written notice of termination is received by the non-terminating Party.

         Section 15.02. Immediate Termination. (a) Upon the occurrence of any of the following enumerated circumstances, termination of this Agreement by Compaq shall be effective immediately upon receipt by Distributor of written notice of termination:

         (i) A receiver, liquidator, trustee or similar administrator is appointed to take charge of all or substantially all of Distributor's assets;

         (ii) Distributor is adjudged or becomes bankrupt or insolvent, is unable to pay its debts as they become due, or makes an assignment for the benefit of its creditors;

         (iii) Any judicial proceedings are commenced by or on behalf of Distributor pursuant to any bankruptcy, insolvency or debtor relief law;

         (iv) Distributor voluntarily or involuntarily undertakes to dissolve or wind up its affairs;

         (v) Distributor defaults in any payment due to Compaq and such default continues for a period of thirty (30) days after the Due Date;

         (vi) Distributor makes any false or misleading representations in connection with the business relationship of the parties or engages in fraud, criminal or negligent conduct in connection with the business relationship of the parties;

         (vii) Any competitor of Compact purchases or otherwise acquires an interest of any sort or size in Distributor; or

         (viii) Distributor breaches any other material term of this Agreement.

         (b) If for any reason such circumstances are found not to exist, termination shall nevertheless be effective thirty (30) days from the date of receipt by Distributor of Compaq's written notice of termination pursuant to
Section 15.0 1.

         Section 15.03. Change in Status. In the event of any merger, consolidation, change in key management, or reorganization of Distributor, or any change of control, directly or indirectly, of Distributor, or transfer of any substantial part of Distributor's business, whether by transfer of stock, sale of assets, merger, consolidation or otherwise, Distributor shall notify Compaq in writing not more than ten (10) days after such change in status, and Compaq shall have the right, in its sole discretion, to terminate this Agreement effective immediately upon written notice to Distributor in the event of such change in status.

         Section 15.04. Consequences of Termination. UNDERSTANDING FULLY THE RISK THAT THIS AGREEMENT MAY BE TERMINATED AT ANY TIME FOR ANY REASON OR FOR NO REASON WHATSOEVER, the Parties agree that in the event of termination that terminating Party shall not under any circumstances be liable by reason of such termination for damages or otherwise, whether for the loss of present or prospective commissions or lost profits, or for expenditures, investments, opportunities foregone, or for the inability to fulfill customers' contracts, or otherwise.

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         Section 15.05.  Repurchase of Inventory.  (a) If Compaq terminates this
Agreement, Compaq may, at its sole option, repurchase some or all of the Compaq Products in Distributor's inventory at prices to be agreed upon by Compaq and Distributor, but in no event greater than the price invoiced to and actually paid by the Distributor less any credits received by Distributor with respect to such products. In the event the factory box seal of a Compaq Product has been broken, the price to be paid by Compaq shall not exceed 50% of the price invoiced to and actually paid by Distributor.

         (b) If Distributor terminates this Agreement, Compaq may, at its sole discretion, accept return of some or all of the Compaq Products in Distributor's inventory. If Compaq chooses to accept such returns, Distributor will be reimbursed the price invoiced to and actually paid by the Distributor less (i) any credits received by Distributor with respect to such products, (ii) a fifteen (15) percent handling charge, and (iii) any return shipment charges paid by Compaq.

         Section 15.06. Acceleration of Due Date. Termination of this Agreement shall automatically accelerate the Due Date such that all outstanding invoices shall be due and payable as of the effective date of termination.

         Section 15.07. Rejection of Orders. (a) Upon notice of termination of this Agreement, Compaq may reject all or part of any orders received from Distributor after the date of notice of termination. Compaq may also, in its sole discretion, refuse to fill any orders received prior to notice of termination. Any Compaq Products to be shipped to Distributor prior to the effective date of termination shall be paid for by Distributor by certified or cashier's check prior to the shipping date.

Section 15.08. Promotional Allowances. Upon the date of notice of termination:

         (a) All promotional allowances available to Distributor for use which are not already subject to valid and existing claims submitted by Distributor and received by Compaq shall no longer be available for use by Distributor;

         (b) Distributor shall no longer be entitled to accrue additional promotional allowances; and

         (c) Distributor's rights under any inventory-return or price protection policy that may have been established by Compaq shall terminate.

         Section 15.09. Actions bv Distributor Upon Termination. Upon the effective date of termination of this Agreement:

         (a) Distributor shall promptly return all advertising, promotional, technical, sales, or other materials supplied by Compaq;

         (b) Distributor shall cease holding itself out as an authorized seller of Compaq Products,

         (c) Distributor shall notify and arrange for all publishers and others who may identify, list, or publish Distributor's name as a Distributor of Compaq Products to discontinue such listings as soon as practicable; and

         (d) Distributor shall no longer sell Compaq Products to its customers without the prior written consent of Compaq.

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ARTICLE 16 -- INDEMNIFICATION

         Section 16.01. Indemnification. Distributor agrees to indemnity against and hold Compaq harmless from any and all claims by any other party resulting, directly or indirectly, from Distributor's acts, omissions, misrepresentations, or negligence, regardless of the form of action.

ARTICLE 17 -- LIMITATION OF REMEDIES/LIABILITY

         Section 1.7.01. Limitation of Remedies. (a) In all situations involving the performance or nonperformance of Compaq Products, Distributor's remedy is set forth in Article I I of this Agreement.

         (b) In the event of the failure, or threatened failure, of a Party to fulfill any of its obligations hereunder, the other Party shall be entitled to seek injunctive relief, to request that such obligation be fulfilled and, if that does not occur promptly thereafter, to terminate this Agreement, and where appropriate, bring an action for any monies due hereunder. Without limitation, Compaq shall have the right to seek enforcement of its rights regarding patents, copyrights, trademarks or trade names and enforcement of Distributor's obligation to cease representing itself as an Authorized Compaq Distributor.

         (c) Neither Party shall have any liability for indirect, special or consequential damages in connection with this Agreement, even if advised of the possibility of such damages, or for any claim by any third party except as expressly stated in this Agreement. The foregoing limitation of liability will not apply to claims concerning enforcement of Compaq's rights regarding copyrights, trademarks or trade names and enforcement of Distributor's obligation to cease representing itself as an Authorized Compaq Distributor.

ARTICLE 18 -- GENERAL PROVISIONS

         Section 18.01. Non-Assignability. Distributor shall not assign any right or interest herein nor delegate any duty or obligation without the prior written consent of Compaq. Any attempt to assign any of the rights, duties, or obligations of this Agreement without such consent is null and void.

         Section 18.02. Entire Agreement. The entire understanding between the Parties is incorporated herein and supersedes all prior discussions and agreements between the Parties relating to the subject matter hereto. This Agreement can be modified only by a written amendment executed by Distributor and Compaq, and shall not be supplemented or modified by any course of dealing or trade usage. Variance from or addition to the terms and conditions of this Agreement in any order, or other written notification from Distributor will be of no effect.

         Section 18.03. Titles and Captions. All article and section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend, or describe the scope or intent of any of its provisions.

         Section 18.04. Survival of Obligations and Duties. Any obligations and duties which by their nature extend beyond the expiration or termination of this Agreement shall survive any expiration or termination and remain in effect.

         Section 18.05. Invalidity of Provisions. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be enforced to the fullest extent permitted by applicable law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 18.06. Contingencies Beyond a Party's Control. Neither Party shall be liable for failure to fulfill its obligations under this Agreement if such failure is caused by the occurrence of any contingency beyond its reasonable control.

         Section 18.07. Expiration of Claims. No action, except those regarding claims by third parties, or claims with respect to patents, copyrights, trademarks or trade names and enforcement of Distributor's obligation to cease representing itself as an Authorized Compaq Distributor, regardless of form, arising out of this Agreement may be brought by either party more than two
(2) years after the cause of action has arisen, or, in the case of non-payment, more than two (2) years from the date the last payment was due.

         Section 18.08. Addresses and Notices. Notices required or permitted hereunder shall be in writing and deemed given and received when properly posted by registered or certified mail, postage prepaid, first class, in an envelope properly addressed (i) if to Compaq, to 20555 SH 249, Houston, Texas 77070,
Attention: Vice President and General Manger, Compaq Latin America; or (ii) if to Distributor, to the address set forth in the introduction of this Agreement, or to such other address as Distributor or Compaq specifies in writing to the other party.

         Section 18.09. Waiver. Any waiver of any kind by Compaq of a breach of this Agreement (i) must be in writing, (ii) Shall be effective only to the extent set forth in such writing, and (iii) Shall not operate or be construed as a waiver of any subsequent breach by Distributor. Any Compaq delay or omission in exercising any right, power, or remedy pursuant to a breach or default by Distributor shall not impair any right, power or remedy which Compaq may have.

         Section 18. 10. Governing Law. This Agreement is governed by the laws of Texas.

         Section 18.11. Re-export of U.S. Goods. Compaq Products purchased or received under this Agreement as well as all information disclosed by Compaq are subject to United States export regulations. Distributor may not reexport such goods or information without first obtaining written permission from Compaq which shall be conditioned on Distributor first obtaining the required United States export license.

         Section 18.12. Re-export of U.S. Technical Data. Distributor hereby gives assurances to Compaq that it shall not export, re-export or otherwise disclose, directly or indirectly, either technical data received from Compaq or the direct product of such technical data to any person or destination when such export, reexport or disclosure is prohibited by the laws of the United states or regulations of a Department of the United States.

         Section 18.13. Familiarity with Foreign Corrupt Practices Act. (a) Distributor is familiar with the Foreign Corrupt Practices Act ("FCPA") and its purposes and is aware that the FCPA prohibits the payment or giving of anything of value, either directly or indirectly, by a U.S. company to an official of a foreign government for the purpose of influencing an act or decision in his official capacity, or inducing him to use his influence with the foreign government, to assist the U.S. company in obtaining or retaining business for or with, or directing business to, any person. Distributor represents that it will not take any action which would constitute a violation of the FCPA.

         (b) If Compaq learns or has reason to believe that Distributor has violated the FCPA or any other applicable United States law or regulation in connection with this Agreement, it shall have the right to terminate the Agreement immediately notwithstanding any provision in this Agreement to the contrary. Distributor agrees to indemnify and hold harmless Compaq for any action taken by Distributor in connection with this Agreement that violates the FCPA or any other applicable United States law or regulation.

         Section 18.14. Attorneys' Fees. In any action or proceeding between the Parties hereto, or brought to enforce the terms of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover it attorneys' fees and costs.

         Section 18.15. Language of this Agreement. The Parties have requested that this Agreement and the documents relating hereto be drawn up in the English language.

         Section 18.16. Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one agreement binding on all the Parties notwithstanding that both Parties may not be signatories to the original or same counterpart.

         Section 18.17. Confidentiality of Agreement. This Agreement is Compaq Confidential.

         Section 18.18. Authority To Sign. The individuals signing this Agreement hereby represent and warrant that they are empowered and authorized to sign on behalf of and bind the Party for whom they have signed.

ARTICLE 19 -- COMPAQ POLICY

         Section 19.0 1. Compaq Policy. Compaq does not entertain complaints from its Distributors about any other Distributor's pricing practices. In executing this Agreement, Distributor recognizes this policy and will cooperate in complying with this policy.

         THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS

PINACOR

/s/ Shelly Bodine

-----------------
Shelly Bodine
Vice President Pinacor Purchasing

COMPAQ LATIN AMERICA CORPORATION

/s/ Enrique Ospina

------------------
Enrique Ospina
Vice President and General Manager

                                   EXHIBIT "B"
                                   -----------

                  CPU's                                       OPTIONS
                  -----                                       -------
                  Argentina                                   All Latin America
                  Bolivia
                  Brazil
                  Caribbean
                  Central America
                  Chile
                  Colombia
                  Ecuador
                  Mexico
                  Paraguay
                  Peru
                  Puerto Rico
                  Uruguay
                  Venezuela